UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT




PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported) January 3, 2000




                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


           Delaware                   1-3390                04-2260388
(State or other jurisdiction of    (Commission         (I.R.S. Employer
 incorporation or organization)     File Number)        Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
  (Address of principal executive offices)               (Zip Code)



(Registrant's telephone number, including area code)    (913) 676-8800



                            Not Applicable
(Former name or former address, if changed since last report.)


Item 2.  Acquisition or Disposition of Assets

Effective January 3, 2000, the Registrant completed the sale of its Poultry Division to ConAgra, Inc. for approximately $360 million in cash, subject to certain adjustments as set forth in the asset purchase agreement, and the assumption of approximately $16 million in indebtedness. These operations include four fully integrated processing facilities and two further processing facilities located in Georgia, Tennessee and Kentucky. Each processing facility contains a hatchery, feed mill and processing plant. Consideration was determined by arms length negotiations.


Item 7.  Financial Statements and Exhibits

(b)  Pro forma financial information:

The following pro forma unaudited condensed consolidated financial data of Seaboard Corporation (the Company) reflects the pro forma impact on the Company's financial position and results of operations of the sale of its Poultry Division. Pro forma condensed consolidated statements of operations are presented for the nine months ended September 30, 1999 and the year ended December 31, 1998, reflecting pro forma adjustments as if the sale was consummated at the beginning of each of the periods presented. A pro forma condensed consolidated balance sheet is presented as of September 30, 1999, reflecting pro forma adjustments as if the sale was consummated on that date. Certain management assumptions and adjustments are described in the accompanying notes. The following pro forma financial information is not necessarily indicative of the actual financial position or results of operations that would have resulted had the sale been consummated on the dates assumed, nor is it necessarily indicative of future operating results.


                 SEABOARD CORPORATION AND SUBSIDIARIES
       Pro Forma Condensed Consolidated Statements of Operations
                 Nine months ended September 30, 1999
            (Thousands of dollars except per share amounts)
                              (Unaudited)


                                     Historical                     Pro Forma
                                    September 30,   Pro Forma     September 30,
                                       1999        Adjustments       1999

Net sales                            $1,241,980  $ (357,294)   (1) $  884,686
Cost of sales and operating expenses  1,114,893    (307,333)   (1)    807,560
 Gross income                           127,087     (49,961)           77,126
Selling, general and
 administrative expenses                 99,319     (23,376)   (1)
                                                      2,139    (2)     78,082
  Operating income (loss)                27,768     (28,724)             (956)
Other income (expense):
 Interest income                          5,540       7,041    (3)     12,581
 Interest expense                       (27,901)      5,691    (4)    (22,210)
 Loss from foreign affiliates              (474)         --              (474)
 Minority interest                          937          --               937
 Miscellaneous                            1,432         (23)   (1)      1,409
 Total other income (expense), net      (20,466)     12,709            (7,757)
Earnings (loss) before income taxes       7,302     (16,015)           (8,713)
Income tax expense                        7,133      (6,245)   (5)        888
Net earnings (loss)                  $      169  $   (9,770)       $   (9,601)

Earnings (loss) per common share     $      .11  $    (6.56)       $    (6.45)
Average number of shares outstanding  1,487,520          --         1,487,520








                 SEABOARD CORPORATION AND SUBSIDIARIES
       Pro Forma Condensed Consolidated Statements of Operations
                     Year ended December 31, 1998
            (Thousands of dollars except per share amounts)
                              (Unaudited)


                                     Historical                     Pro Forma
                                    December 31,    Pro Forma      December 31,
                                       1998        Adjustments       1998

Net sales                            $1,779,869  $ (514,503)   (1) $1,265,366
Cost of sales and operating expenses  1,564,536    (450,463)   (1)  1,114,073
 Gross income                           215,333     (64,040)          151,293
Selling, general and
 administrative expenses                146,969     (30,759)   (1)
                                                      3,133    (2)    119,343
  Operating income                       68,364     (36,414)           31,950
Other income (expense):
 Interest income                          7,072       8,927    (3)     15,999
 Interest expense                       (32,062)      6,764    (4)    (25,298)
 Loss from foreign affiliates           (17,105)         --           (17,105)
 Minority interest                       54,544          --            54,544
 Miscellaneous                            4,449        (541)   (1)      3,908
 Total other income (expense), net       16,898      15,150            32,048
Earnings before income taxes             85,262     (21,264)           63,998
Income tax expense                       32,907      (8,294)   (5)     24,613
Net earnings                         $   52,355  $  (12,970)       $   39,385

Earnings per common share            $    35.20  $    (8.72)       $    26.48
Average number of shares outstanding  1,487,520          --         1,487,520








                 SEABOARD CORPORATION AND SUBSIDIARIES
  Notes to Pro Forma Condensed Consolidated Statements of Operations
               Nine months ended September 30, 1999 and
                     Year ended December 31, 1998




1. Adjustment eliminates from consolidated results the amounts contributed by the Poultry Division. Adjustments do not reflect the net gain on the sale of the Poultry Division which is currently estimated at approximately $87.9 million, after tax on the gain of approximately $56.2 million. The actual gain on the sale is expected to be reduced by undetermined losses incurred by the Poultry Division during December 1999, which effectively represents the period from the measurement date to the date of sale.

2. Adjustment reflects pro forma amount of general corporate overhead originally allocated to the Poultry Division for segment reporting purposes.

3. Adjustment reflects pro forma interest income earned during the period on $148.5 million of cash proceeds from the sale invested in short-term investments, consistent with the intended actual application of proceeds received, excluding repayment of debt described in 4.ii) and 4.iii) below and transaction related amounts due for taxes, plant expansion completion and other expenses. Calculations are based on actual interest rates realized during the related periods.

4. Adjustment reflects pro forma reduction in interest expense from debt reductions resulting from the transaction including i) $16.1 of long-term debt associated with the Poultry Division assumed by the purchaser, ii) repayment of $18.3 million of long-term debt associated with the Poultry Division not assumed by the purchaser, and iii) repayment of $100 million of short-term borrowings, consistent with the intended actual application of net proceeds received. Pro forma adjustments based on actual interest rates incurred during the related periods.

5. Adjustment reflects the pro forma tax effect of the pro forma adjustments discussed in the notes above at statutory tax rates.

                 SEABOARD CORPORATION AND SUBSIDIARIES
            Pro Forma Condensed Consolidated Balance Sheet
                          September 30, 1999
                        (Thousands of dollars)
                              (Unaudited)

                                                    Pro Forma
                                      Historical   Adjustments    Pro Forma
Assets
Current assets:
  Cash and cash equivalents           $  28,837   $      --       $   28,837
  Short-term investments                 77,891     240,555   (1)    318,446
  Receivables, net                      185,060     (27,722)  (2)    157,338
  Inventories                           257,476     (78,265)  (2)    179,211
  Deferred income taxes                  15,019          --           15,019
  Prepaid expenses and deposits          19,284      (1,446)  (2)     17,838
       Total current assets             583,567     133,122          716,689
Investments in and advances to
 foreign affiliates                      28,821          --           28,821
Net property, plant and equipment       588,241    (115,694)  (2)    472,547
Other assets                             31,615        (185)  (2)     31,430
       Total assets                  $1,232,244   $  17,243       $1,249,487

Liabilities and Stockholders' Equity
Current liabilities:
  Notes payable to banks             $  204,755   $(100,000)  (3) $  104,755
  Current maturities of
   long-term debt                        11,297          --           11,297
  Accounts payable                       65,306     (13,944)  (2)     51,362
  Other current liabilities             109,458     (11,890)  (2)
                                                     35,051   (4)
                                                     56,969   (5)    189,588
       Total current liabilities        390,816     (33,814)         357,002

Long-term debt, less
 current maturities                     310,222     (16,145)  (6)
                                                    (18,300)  (7)    275,777
Deferred income taxes                    44,987          --           44,987
Other Liabilities                        36,406        (969)  (2)
                                                     (2,635)  (8)     32,802
       Total non-current and
         deferred liabilities           391,615     (38,049)         353,566
Minority interest                         1,068          --            1,068

Stockholders' equity:
  Common stock of $1 par value,
       Authorized 4,000,000 shares;
         issued 1,789,599 shares          1,790         --             1,790
  Less 302,079 shares
   held in treasury                        (302)        --              (302)
                                          1,488         --             1,488
  Additional capital                     13,214         --            13,214
  Accumulated other
   comprehensive income                    (181)        --              (181)
  Retained earnings                     434,224     89,106    (9)    523,330
       Total stockholders' equity       448,745     89,106           537,851
Total liabilities and
  stockholders'equity                $1,232,244   $ 17,243        $1,249,487


                 SEABOARD CORPORATION AND SUBSIDIARIES
        Notes to Pro Forma Condensed Consolidated Balance Sheet
                          September 30, 1999




1. Adjustment reflects pro forma increase in short-term investments funded by cash proceeds not used to pay down short-term borrowings, consistent with the intended actual application of cash proceeds after the closing of the transaction.

2. Adjustment eliminates amounts attributable to the Poultry Division, net of assets and liabilities to be retained.

3. Adjustment reflects the pro forma repayment of short-term borrowings with a portion of the cash proceeds received from the buyer, consistent with intended actual application of cash proceeds after the closing of the transaction.

4. Pro forma adjustment reflects accrual to complete previously started plant expansion projects on behalf of the buyer in accordance with the asset purchase agreement and for other expenses associated with the sale.

5. Adjustment reflects the pro forma tax liability of i) $56.2 million due on the estimated gain from the sale and ii) $0.8 million due on the recognition of deferred gains on terminated interest rate swap agreements as discussed in 8.ii) below, based on statutory tax rates.

6. Adjustment reflects the elimination of Poultry Division related long-term debt assumed by the purchaser.

7. Adjustment reflects the repayment of Poultry Division related long-term debt not assumed by the purchaser.

8. Adjustment reflects the pro forma recognition of deferred gains on terminated interest rate swap agreements originally associated with
  i) Poultry Division related long-term debt eliminated or repaid as discussed in 6. and 7. above (related gains of $0.6 million), and ii) short-term borrowings repaid with sale proceeds as discussed in 3. above (related gains of $2.0 million).

9. Adjustment reflects the pro forma estimated gain of i) $87.9 million, net of tax, realized on the sale, and ii) $1.2 million, net of tax, on the realization of deferred interest rate swap gains discussed in 8.ii) above. The actual gain on the sale is expected to be reduced by undetermined losses incurred by the Poultry Division during December 1999, which effectively represents the period from the measurement date to the date of sale.

(c)  Exhibits:

     2.1 Asset Purchase Agreement by and between Seaboard Corporation and ConAgra, Inc., dated December 6, 1999.

     2.2  Addendum  to  Asset Purchase Agreement dated  December  30,
          1999.







SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  January 18, 2000

                           Seaboard Corporation


                           by:  /s/ Robert L. Steer
                               Robert L. Steer, Vice President-Chief
                               Financial Officer